Exhibit 4.2

CREATION AND REDEMPTION PROCEDURES

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION		Sch. 1-1

Section 1.01.	Definitions.	Sch. 1-1

Section 1.02.	Interpretation.	Sch. 1-4

Section 1.03.	Conflicts.	Sch. 1-4

ARTICLE II CREATION PROCEDURES		Sch. 1-4

Section 2.01.	Initial Creation of Shares.	Sch. 1-4

Section 2.02.	Subsequent Creation of Shares.	Sch. 1-4

ARTICLE III REDEMPTION PROCEDURES		Sch. 1-7

Section 3.01.	Redemption of Shares.	Sch. 1-7

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iSHARES® DIVERSIFIED ALTERNATIVES TRUST

CREATION AND REDEMPTION PROCEDURES

adopted by the Sponsor and the Trust (each as defined below) on September 24, 2009, and repealing and superseding, with effect from the date hereof, the previous Creation and Redemption Procedures adopted by the Sponsor and the Trust as of July 30, 2009

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. For purposes of these Procedures, unless the context otherwise requires, the following terms will have the following meanings:

“Advisor” shall have the meaning ascribed to the term in the Trust Agreement.

“Authorized Participant” shall have the meaning ascribed to the term in the Trust Agreement.

“Authorized Participant Agreement” shall have the meaning ascribed to the term in the Trust Agreement.

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement among such Authorized Participant, the Trust and the Sponsor, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Trust for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall mean 100,000 Shares (or such number as shall be designated pursuant to the Trust Agreement).

“Basket Amount” shall have the meaning ascribed to the term in the Trust Agreement.

“Business Day” shall mean any day other than (a) a Saturday or Sunday; or (b) a day on which the Exchange (as such term is defined in the Trust Agreement) is closed for regular trading.

“Creation” means the process that begins when a Purchasing Authorized Participant first indicates to the Processing Agent its intention to purchase one or more Baskets pursuant to these Procedures and concludes with the issuance by the Trust and Delivery to such Purchasing Authorized Participant of the corresponding number of Shares.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Processing Agent and communicated to each Authorized Participant in compliance with the notice provisions of the Authorized Participant Agreement to which such Authorized Participant is a party.

“Defaulting Authorized Participant” shall have the meaning specified in Section 2.02(g).

“Deliver” shall have the meaning ascribed to the term in the Trust Agreement.

“Deposit Amount” shall mean, with respect to each Requested Basket specified in a Purchase Order and each Redeemed Basket specified in a Redemption Order, an amount equal to the product of (i)

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the Basket Amount announced by the Trust on the Business Day immediately preceding the Order Date of such Purchase Order or Redemption Order (as applicable) and (ii) 1.05 (in the case of a Purchase Order or a Redemption Order that is not a Special Order), or 1.1 (in the case of a Purchase Order or a Redemption Order that is a Special Order).

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“Eligible Business Day” shall mean a Business Day other than a Business Day which immediately precedes two or more days on which there is no scheduled exchange trading session for one or more of the futures contracts that on such day constitute the Relevant Futures Contracts.

“Initial Creation” shall mean the initial creation of Shares pursuant to the provisions of Section 2.01.

“Initial Purchaser” shall have the meaning ascribed to the term in the Trust Agreement.

“Issue Date” shall mean, with respect to a Purchase Order, the second Business Day following the Order Date of such Purchase Order, or such other Business Day thereafter as the Trust and the Purchasing Authorized Participant may have agreed in writing prior to such second Business Day following the Order Date of such Purchase Order; provided, that in the case of a Purchase Order that is a Special Order, the Issue Date shall be the third Business Day following the Order Date of such Purchase Order; and provided, further, that if on any such Business Day the Federal Wire System of the Federal Reserve is not open for cash wire transfers, the relevant Issue Date will occur on the immediately following Business Day on which the Federal Wire System of the Federal Reserve is open for cash transfers.

“Order Cut-Off Time” shall mean 4:00 p.m. (New York time).

“Order Date” shall have, with respect to a Purchase Order, the meaning ascribed to the term in Section 2.02(a); and, with respect to a Redemption Order, the meaning ascribed to the term in Section 3.01(a).

“Order Execution Price” shall mean, with respect to each Basket specified in a Purchase Order or each Basket specified in a Redemption Order, an amount per Basket equal to the Basket Amount announced by the Trust on the first Business Day following the Order Date of such Purchase Order or Redemption Order (as applicable).

“Portfolio” shall mean, at any time, the portfolio of futures and/or forward contracts, cash and other investments owned by the Trust at such time.

“Procedures” shall mean these Creation and Redemption Procedures, as from time to time amended.

“Processing Agent” shall mean SEI Distribution Co., a Pennsylvania corporation, or any successor thereto appointed by the Trust as the Trust’s agent for effecting Creations and Redemptions with Authorized Participants.

“Purchase Order” shall have the meaning ascribed to the term in the Trust Agreement.

“Purchasing Authorized Participant” shall have the meaning ascribed to the term in Section 2.02(a).

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“Redeemed Baskets” shall have the meaning ascribed to the term in Section 3.01(b)(i).

“Redeeming Authorized Participant” shall have the meaning ascribed to the term in Section 3.01(a).

“Redemption” shall mean the process that begins when a Redeeming Authorized Participant first indicates to the Processing Agent its intention to redeem one or more Baskets pursuant to these Procedures and concludes with delivery by the Trust of the corresponding amount of cash to such Redeeming Authorized Participant.

“Redemption Date” shall mean, with respect to a Redemption Order, the second Business Day following the Order Date of such Redemption Order; provided, that in the case of a Redemption Order that is a Special Order, the Redemption Date shall be the third Business Day following the Order Date of such Redemption Order; and provided, further, that in the discretion of the Trust, the Redemption Date of a Redemption Order may be extended to a date not beyond the fourth Business Day following the Order Date of such Redemption Order; and provided, further, that if on any such Business Day the Federal Wire System of the Federal Reserve is not open for cash wire transfers, the relevant Redemption Date will occur on the immediately following Business Day on which the Federal Wire System of the Federal Reserve is open for cash transfers.

“Redemption Order” shall have the meaning ascribed to the term in the Trust Agreement.

“Relevant Futures Contracts” shall mean, as of any day, all of the futures contracts purchased or sold, or that may be purchased or sold, by the Trust on such day.

“Requested Baskets” shall have the meaning set forth in Section 2.02(b)(i).

“Settlement Agent” shall mean State Street Bank and Trust Company, a Massachusetts trust company, or successor thereto appointed by the Trust as the Trust’s agent for settling Creations and Redemptions with Authorized Participants.

“Shares” shall have the meaning ascribed to the term in the Trust Agreement.

“Special Order” shall mean a Purchase Order or a Redemption Order, as the case may be, having as its Order Date the date of a day that immediately precedes a day on which there is no scheduled exchange trading session for one or more of the futures contracts that on such day constitute the Relevant Futures Contracts.

“Sponsor” shall mean iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, in its capacity as sponsor under the Trust Agreement.

“Transaction Fee” shall mean, with respect to a Purchase Order or a Redemption Order, the amount per Basket determined from time to time by the Trustee in consultation with the Sponsor and in effect on the first Business Day following the Order Date of such Purchase Order or Redemption Order (as applicable), as disclosed in the then current prospectus filed by the Trust with the Securities and Exchange Commission.

“Trustee” shall mean Barclays Global Investors, N.A., a national banking association, in its capacity as Trustee under the Trust Agreement, and any successor thereto in compliance with the provisions thereof.

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“Trust” shall mean the iShares® Diversified Alternatives Trust, a Delaware statutory trust governed by the provisions of the Trust Agreement.

“Trust Agreement” shall have the meaning set forth in the Authorized Participant Agreement.

Section 1.02. Interpretation. In these Procedures:

Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

Section 1.03. Conflicts. In case of conflict between any provision of these Procedures and the terms of the Trust Agreement, the terms of the Trust Agreement shall control.

ARTICLE II

CREATION PROCEDURES

Section 2.01. Initial Creation of Shares. The Initial Creation of Shares will take place in compliance with such procedures as the Trust, the Sponsor and the Initial Purchaser may agree.

Section 2.02. Subsequent Creation of Shares. After the Initial Creation, the issuance and Delivery of Shares shall take place only in integral numbers of Baskets in compliance with the following rules:

(a) An Authorized Participant wishing to acquire from the Trust one or more Baskets (such Authorized Participant, a “Purchasing Authorized Participant”) shall place a Purchase Order with the Processing Agent on an Eligible Business Day. Purchase Orders received by the Processing Agent prior to the Order Cut-Off Time on an Eligible Business Day shall have the date of such Eligible Business Day as the “Order Date”. Purchase Orders received by the Processing Agent on or after the Order Cut-Off Time on an Eligible Business Day, on a Business Day other than an Eligible Business Day, or on a day other than a Business Day, shall be considered received at the opening of business on the next Eligible Business Day and shall have as their Order Date the date of such next Eligible Business Day.

(b) For purposes of paragraph “a” above, a Purchase Order shall be deemed “received” by the Processing Agent only when each of the following has occurred:

(i) An Authorized Representative of the Purchasing Authorized Participant shall have placed a telephone call to the Creation and Redemption Line informing the Processing Agent that such Purchasing Authorized Participant wishes to place a Purchase Order for a specified number of Baskets (the “Requested Baskets”); and

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(ii) The Processing Agent shall have sent, via facsimile or electronic mail message, an affirmation to the Purchasing Authorized Participant that a Purchase Order for a specified number of Baskets has been received by the Processing Agent from an Authorized Representative for such Purchasing Authorized Participant’s account.

(c) With respect to each Requested Basket specified in a Purchase Order, the Purchasing Authorized Participant shall deposit with the Settlement Agent in immediately available funds the corresponding Deposit Amount not later than 5 p.m. (New York time) on the Order Date of such Purchase Order and give notice of such deposit to the Settlement Agent via facsimile or electronic mail message. The Settlement Agent shall confirm receipt of such Deposit Amount to the Purchasing Authorized Participant via facsimile or electronic mail message. At its discretion the Trust may accept a Purchase Order for which the corresponding Deposit Amount is received between 5 p.m. and 6 p.m. (New York time). A Purchase Order shall be deemed automatically cancelled if the Settlement Agent has not received the corresponding Deposit Amount in immediately available funds by 6:00 p.m. (New York time) on the Order Date of such Purchase Order.

(d) The Processing Agent (acting in consultation with the Sponsor) shall have the absolute right to reject any Purchase Order including, without limitation, (i) Purchase Orders that the Processing Agent has determined are not in proper form, (ii) Purchase Orders that the Trust has determined would have adverse tax or other consequences to the Trust or to the owners of Shares, (iii) Purchase Orders the acceptance of which would, in the opinion of counsel to the Processing Agent, the Settlement Agent, the Sponsor or the Trust result in a violation of law, (iv) Purchase Orders in respect of which the Settlement Agent has not received in immediately available funds the corresponding Deposit Amount by 5 p.m. (New York time) on the Order Date of such Purchase Order, or (v) Purchase Orders received during any period in which circumstances make transactions in, or settlement or Delivery of, Shares or components of the Portfolio impossible or impractical. Neither the Processing Agent nor the Trust shall be liable to any person for rejecting a Purchase Order.

(e) Prior to the transmission by the Processing Agent via facsimile or electronic mail message of confirmation of acceptance thereof, a Purchase Order will only represent the Purchasing Authorized Participant’s unilateral offer to purchase the Required Baskets specified in such Purchase Order and will have no binding effect upon the Trust, the Processing Agent or any other party. Upon the Settlement Agent’s receipt of the aggregate Deposit Amount corresponding to a Purchase Order as provided in paragraph “(c)” above, the Purchasing Authorized Participant’s offer to purchase the Required Baskets specified in such Purchase Order shall become irrevocable.

(f) By 11:00 a.m. (New York time) on the Issue Date of a Purchase Order, the Trust shall issue the aggregate number of Shares corresponding to the Requested Baskets specified in such Purchase Order and Deliver them by credit to the account at DTC which the Purchasing Authorized Participant shall have identified for such purpose in written instructions to the Settlement Agent, together with immediately available funds in an amount (without, for the avoidance of doubt, any interest on any such amount) equal to the positive difference, if any, between (1) the aggregate Deposit Amount deposited by the Purchasing Authorized Participant in respect of all Requested Baskets specified in such Purchase Order and (2) the sum of (x) the aggregate Order Execution Price of all Requested Baskets specified in such Purchase Order, (y) the Transaction Fee applicable to such Purchase Order, and (z) in the case of a Purchase Order that is a Special Order, any extraordinary losses, costs or expenses incurred in connection with the execution of trades related to such Purchase Order; provided that, if the aggregate Deposit Amount deposited by the Purchasing Authorized Participant in respect of all Requested Baskets specified in such Purchase Order does not suffice to cover the aggregate Order Execution Price of all Requested Baskets specified in such Purchase Order together with the Transaction Fee applicable to such Purchase Order and, in the case of a Purchase Order that is a Special Order, any extraordinary losses, costs or

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expenses incurred in connection with the execution of trades related to such Purchase Order, the Trust shall issue Shares as set forth above if, and only if, by 11:00 a.m. (New York time) on the Issue Date of such Purchase Order

(i) the Settlement Agent has received from the Purchasing Authorized Participant in immediately available funds cash in an amount equal to the positive difference between (1) the sum of (x) the aggregate Order Execution Price of all Requested Baskets specified in such Purchase Order, (y) the Transaction Fee applicable to such Purchase Order, and (z) in the case of a Purchase Order that is a Special Order, any extraordinary losses, costs or expenses incurred in connection with the execution of trades related to such Purchase Order, and (2) the aggregate Deposit Amount deposited by the Purchasing Authorized Participant in respect of all Requested Baskets specified in such Purchase Order; and

(ii) any other conditions to the issuance under the Trust Agreement have been satisfied.

(g) In the event that, by 11:00 a.m. (New York time) on the Issue Date of a Purchase Order, a Purchasing Authorized Participant (such Purchasing Authorized Participant, a “Defaulting Authorized Participant”) has failed to deposit with the Settlement Agent the amount described in sub-clause “(f)(i)” above, the Trust may, in consultation with the Sponsor,

(i) cancel such Purchase Order by sending via fax or electronic mail message notice of such cancellation to the Purchasing Authorized Participant, liquidate any trading positions entered into by the Trust in connection with such Purchase Order and transfer to the Defaulting Authorized Participant, in full repayment of the aggregate Deposit Amount deposited by such Defaulting Authorized Participant in respect of all Requested Baskets specified in such Purchase Order, the lower of (1) the proceeds of such liquidation, and (2) the aggregate Deposit Amount deposited by such Defaulting Authorized Participant in respect of all Requested Baskets specified in such Purchase Order (without, for the avoidance of doubt, any interest thereon), in either case net of (x) the Transaction Fee applicable to such Purchase Order and (y) such additional amounts as the Trust, in consultation with the Sponsor, may deem appropriate to compensate the Trust for all damages, costs and expenses (including brokerage fees and commissions) incurred in connection with such Purchase Order; or

(ii) take such other action as the Trust, in consultation with the Sponsor, may deem necessary or appropriate under the circumstances, it being understood and agreed that in making a decision regarding any such other action the Trust and the Sponsor shall be required to take into account the best interests of the Trust and its shareholders only and shall have no duty to ameliorate or mitigate any damages of the Defaulting Authorized Participant.

(h) In all other cases, the Trust shall issue the aggregate number of Requested Shares specified in a Purchase Order and Deliver them by credit to the account at DTC which the Purchasing Authorized Participant shall have identified for such purpose in written instructions to the Settlement Agent on the Business Day on which the conditions set forth in clauses “(f)(i)” and “(f)(ii)” above shall have been met.

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ARTICLE III

REDEMPTION PROCEDURES

Section 3.01. Redemption of Shares. Redemptions of Shares shall take place only in integral numbers of Baskets in compliance with the following rules:

(a) An Authorized Participant wishing to redeem one or more Baskets (such Authorized Participant, a “Redeeming Authorized Participant”) shall place a Redemption Order with the Processing Agent on an Eligible Business Day. Redemption Orders received by the Processing Agent prior to the Order Cut-Off Time on an Eligible Business Day shall have the date of such Eligible Business Day as the “Order Date”. Redemption Orders received by the Processing Agent on or after the Order Cut-Off Time on an Eligible Business Day, on a Business Day other than an Eligible Business Day, or on a day other than a Business Day, shall be considered received at the opening of business on the next Eligible Business Day and shall have as their Order Date the date of such next Eligible Business Day.

(b) For purposes of paragraph “a” above, a Redemption Order shall be deemed “received” by the Processing Agent only when each of the following has occurred:

(i) An Authorized Representative of the Redeeming Authorized Participant shall have placed a telephone call to the Creation and Redemption Line informing the Processing Agent that such Redeeming Authorized Participant wishes to place a Redemption Order for a specified number of Baskets (the “Redeemed Baskets”); and

(ii) The Processing Agent shall have sent, via facsimile or electronic mail message, an affirmation to the Redeeming Authorized Participant that a Redemption Order for a specified number of Baskets has been received by the Processing Agent from an Authorized Representative for such Redeeming Authorized Participant’s account.

(c) With respect to each Redeemed Basket specified in a Redemption Order, the Redeeming Authorized Participant shall, not later than 5:00 p.m. (New York time) on the Order Date of such Redemption Order, either

(i) confirm in writing to the Settlement Agent that the Shares comprising the Redeeming Baskets have been transferred by the Redeeming Authorized Participant from its account at DTC to the Settlement Agent’s account at DTC, or

(ii) deposit with the Settlement Agent in immediately available funds the corresponding Deposit Amount and give notice of such deposit to the Settlement Agent via facsimile or electronic mail message. The Settlement Agent shall confirm receipt of such Deposit Amount to the Redeeming Authorized Participant via facsimile or electronic mail message.

A Redemption Order shall be deemed automatically cancelled if the Redeeming Authorized Participant has not complied with “(i)” or “(ii)” above by 6:00 p.m. (New York time) on the Order Date of such Redemption Order.

(d) The Processing Agent (acting in consultation with the Sponsor) shall have the absolute right to reject any Redemption Order, including without limitation, (i) Redemption Orders that the Processing Agent has determined are not in proper form, (ii) Redemption Orders the acceptance of which would, in the opinion of counsel to the Processing Agent, the Settlement Agent, the Sponsor or the Trust result in a violation of law, (iii) Redemption Orders in respect of which the Redeeming Authorized

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Participant has not complied with the provisions of paragraph “(c)” above by 5:00 p.m. (New York time) on the Order Date of such Redemption Order, or (iv) Redemption Orders received during any period in which circumstances make transactions in, or settlement or Delivery of, Shares or components of the Portfolio impossible or impractical. Neither the Processing Agent nor the Trust shall be liable to any person for rejecting a Redemption Order.

(e) Prior to the transmission by the Processing Agent via facsimile or electronic mail message of confirmation of acceptance thereof, a Redemption Order will only represent the Redeeming Authorized Participant’s unilateral offer to surrender for redemption the Redeemed Baskets specified in such Redemption Order and will have no binding effect upon the Trust, the Processing Agent or any other party. Upon the Redeeming Authorized Participant’s transfer of Shares to the Settlement Agent’s account at DTC, or the deposit with the Settlement Agent of the aggregate Deposit Amount, in either case as provided in paragraph “(c)” above, the Redeeming Authorized Participant’s offer to surrender for redemption the Redeemed Baskets specified in a Redemption Order shall become irrevocable.

(f) Provided that by 11:00 a.m. (New York time) on the Redemption Date of a Redemption Order:

(i) the Redeeming Authorized Participant has Delivered to the Settlement Agent’s account at DTC the total number of Shares comprising the Redeemed Baskets specified in such Redemption Order; and

(ii) any other conditions to the Redemption under the Trust Agreement have been satisfied,

the Settlement Agent will, on such day, credit the account of the Redeeming Authorized Participant at DTC with immediately available funds in an amount equal to (1) the aggregate Order Execution Price corresponding to the total number of Redeemed Baskets specified in such Redemption Order, plus (2) an amount equal to the Deposit Amount (if any) deposited by the Redeeming Authorized Participant pursuant to sub-clause “(c)(ii)” above in connection with such Redemption Order (without, for the avoidance of doubt, any interest thereon), less (3) the Transaction Fee applicable to such Redemption Order together with, in the case of a Redemption Order that is a Special Order, any extraordinary losses, costs or expenses incurred in connection with the execution of trades related to such Redemption Order.

(g) In the event that, by 11:00 a.m. (New York time) on the Redemption Date of a Redemption Order, the Settlement Agent’s account at DTC shall not have been credited with the total number of Shares comprising the Redeemed Baskets specified in such Redemption Order, the Trust may, in consultation with the Sponsor,

(i) cancel such Redemption Order by sending via fax or electronic mail message notice of such cancellation to the Redeeming Authorized Participant and transfer to such Redeeming Authorized Participant any Deposit Amount deposited pursuant to sub-clause “(c)(ii)” above in connection with such Redemption Order (without, for the avoidance of doubt, any interest thereon), net of (x) the Transaction Fee applicable to such Redemption Order and (y) such additional amounts as the Trust, in consultation with the Sponsor, may deem appropriate to compensate the Trust for all damages, costs and expenses (including brokerage fees and commissions) incurred in connection with such Redemption Order; or

(ii) take such other action as the Trust, in consultation with the Sponsor, may deem necessary or appropriate under the circumstances, it being understood and agreed that in making a decision regarding any such other action the Trust and the Sponsor shall be required to take into account the best interests of the Trust and its shareholders only and shall have no duty to ameliorate or mitigate any damages of the Redeeming Authorized Participant.

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(h) In all other cases, the Settlement Agent will pay the cash consideration corresponding to the total number of Baskets redeemed, net of the corresponding Transaction Fee together with, in the case of a Redemption Order that is a Special Order, any extraordinary losses, costs or expenses incurred in connection with the execution of trades related to such Redemption Order, on the Business Day on which the conditions set forth in clauses “(f)(i)” and “(f)(ii)” above shall have been met.

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IN WITNESS WHEREOF, the Sponsor and the Trust have executed these Creation and Redemption Procedures as of the date set forth above.

iSHARES® DIVERSIFIED ALTERNATIVES TRUST

By BARCLAYS GLOBAL INVESTORS, N.A., in its capacity as Trustee of the iShares® Diversified Alternatives Trust

By:	/S/ RAMAN SURI
Name:	Raman Suri
Title:	Managing Director

By:	/S/ JOANNA CALLINICOS
Name:	Joanna M. Callinicos
Title:	Principal

iSHARES® DELAWARE TRUST SPONSOR LLC, in its capacity as Sponsor of the iShares® Diversified Alternatives Trust

By:	/S/ RAMAN SURI
Name:	Raman Suri
Title:	Managing Director

By:	/S/ JOANNA CALLINICOS
Name:	Joanna M. Callinicos
Title:	Principal